                                                                   EXHIBIT 4.2

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE HOLDER OF THIS WARRANT OR ANY SUCH SHARES MAY BE REQUIRED TO DELIVER TO THE COMPANY, IF THE COMPANY SO REQUESTS, AN OPINION OF COUNSEL (REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY) TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (OR QUALIFICATION UNDER STATE SECURITIES LAWS) IS AVAILABLE WITH RESPECT TO ANY TRANSFER OF THIS WARRANT OR THESE SHARES THAT HAS NOT BEEN SO REGISTERED (OR QUALIFIED).

THIS WARRANT AND ANY SHARES OF THE COMPANY ACQUIRED UPON THE EXERCISE OF THIS WARRANT ALSO ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OBLIGATIONS, TO WHICH ANY TRANSFEREE AGREES BY HIS ACCEPTANCE HEREOF, AS SET FORTH HEREIN AND IN THE STOCKHOLDERS AGREEMENT OF THE COMPANY, DATED AS OF MARCH 22, 1995, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY. NO TRANSFER OF THIS WARRANT OR SUCH SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS HEREOF AND OF SUCH STOCKHOLDERS AGREEMENT AND BY AN AGREEMENT OF THE TRANSFEREE TO BE BOUND BY THE RESTRICTIONS SET FORTH HEREIN AND IN THE STOCKHOLDERS AGREEMENT.



                         DOMINICK'S SUPERMARKETS, INC.

                     Class A Common Stock Purchase Warrant

No. W-1                                                         264,688 shares
                                                                March 22, 1995


                 DOMINICK'S SUPERMARKETS, INC., a Delaware corporation (together with any corporation that shall succeed to or assume the obligations of the Company hereunder in compliance with Section 4, the "Company"), for value received, hereby certifies that THE YUCAIPA COMPANIES, a California general partnership, or its registered permitted assigns (the "Holder"), is entitled to purchase from the Company an aggregate of 264,688 shares of Class A Common Stock (as defined below), at the Exercise Price (as defined below) per share, subject to the terms, conditions and adjustments set forth below, (i) in whole or in part, at any time or from time to time from and after the occurrence of a Qualified IPO (as defined below) and on or prior to 5:00 P.M., New York

City time, on the Expiration Date (as defined below) or (ii) in whole, concurrently with any Qualified Sale Event occurring on or prior to the Expiration Date.

                 1. Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Stockholders Agreement (the "Stockholders Agreement"), dated as of March 22, 1995, among the Company, DFF Supermarkets, Inc., a Delaware corporation, Dominick's Finer Foods, Inc., a Delaware corporation, and certain stockholders of the Company. In addition, the following terms shall have the meanings ascribed to them below:

                          "Class A Common Stock" shall mean the Class A Common
Stock, par value $.01 per share, of the Company and any stock into which such Class A Common Stock shall have been changed or any stock resulting from any reclassification of such Class A Common Stock.

                          "Enterprise Value" shall mean (without duplication)
the sum of (a) the aggregate value of the fully diluted common equity of the Company, based on an assumed price per Share equal to the Exercise Price, net of the exercise, exchange or conversion price, if any, with respect to any security exercisable or exchangeable for or convertible into Common Stock of the Company, plus (b) the aggregate principal amount of all Indebtedness of the Company and its consolidated Subsidiaries and the aggregate liquidation preference of all preferred stock of the Company (other than preferred stock included in clause (a) above), in each case as reflected on the most recent balance sheet of the Company and its consolidated Subsidiaries that was (or was required to be) provided pursuant to Section 4.4 of the Stockholders Agreement on or prior to March 22, 2000, less (c) all cash and cash equivalents of the Company and its consolidated Subsidiaries as reflected on such balance sheet.

                          "Expiration Date" initially shall mean March 22,
2000; provided, that if, on such date, the product of (i) 6 times (ii) EBITDA for the latest four fiscal quarters of the Company for which information was (or was required to be) provided pursuant to Section 4.4 of the Stockholders Agreement exceeds the Enterprise Value, then "Expiration Date" shall mean March 22, 2002.

                          "Market Price" shall mean the average closing sale
price of a share of Class A Common Stock, regular way, for the period of 20 consecutive trading days ending on the trading day immediately preceding the date of such exercise or, in case no such sale takes place on any such day, the average of the reported closing bid and asked prices, regular way, in each case on a Permitted Exchange or, if not so available, as such Market Price may be determined by a nationally recognized investment bank selected by a majority of the disinterested members of the Board of Directors of the Company that are neither Affiliates of the Holder nor designated or nominated by the Holder or any of its Affiliates (the "Disinterested Directors"); provided, that if the Warrant is exercised (i) on or prior to the 20th trading day following consummation of a Qualified IPO, "Market Price" shall mean the price for the public in such Qualified IPO or (ii) concurrently with a Qualified

Sale Event, "Market Price" shall mean the price per share of Class A Common Stock paid in such Qualified Sale Event.

                          "Qualified Sale Event" shall mean a sale of all, but
not less than all, of the issued and outstanding shares of capital stock of the Company to a Third Party in a bona fide transaction; provided, that from and after March 22, 2000, such term shall only include a Compelled Sale.

                 2.       Exercise of Warrant.

                          2.1.    Manner of Exercise.  Subject to the
foregoing, this Warrant may be exercised by the Holder hereof, in whole or in part, during normal business hours on any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed (a "Business Day"), by surrender of this Warrant to the Company at its office maintained pursuant to Section 9.2, accompanied by a subscription in substantially the form attached to this Warrant (or a reasonable facsimile thereof), duly executed by such Holder. Payment of the aggregate Exercise Price of the number of shares of Class A Common Stock designated in such subscription shall be made by the Company withholding therefrom that number of shares of Class A Common Stock with an aggregate Market Price as of the date of exercise equal to such aggregate Exercise Price.

                          2.2.    When Exercise Effective.  Each exercise of
this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant and the accompanying subscription shall have been duly surrendered to the Company as provided in Section 2.1, and at such time the Holder shall be deemed to have become the holder or holders of record of a number of shares of Class A Common Stock equal to the number of shares designated in such subscription less the number of shares withheld by the Company as payment therefor.

                          2.3.    Delivery of Stock Certificates, etc.  As soon
as practicable after each exercise of this Warrant, in whole or in part, in accordance with the terms of Section 2.1, the Company will cause to be issued in the name of, and delivered to the Holder hereof,

                                  (a)      a certificate or certificates for
         the number of duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the date of such exercise, and

                                  (b)      in case such exercise is in part
         only, a new Warrant of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Class A Common Stock equal to the number of such shares called for on the face of this Warrant (after giving effect to any adjustment thereof after the date hereof) minus the number of such shares designated by the Holder upon such exercise as provided in Section 2.1.

                 3.       Adjustments.

                          3.1.    General.  (a)  The number of shares of Class
A Common Stock that the Holder shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Class A Common Stock that would otherwise (but for the provisions of this Section 3) be issuable upon such exercise, by a fraction (i) the numerator of which is the Warrant Price (as defined below) and (ii) the denominator of which is the Exercise Price, in each case in effect on the date of such exercise.

                          Each of the "Exercise Price" and the "Warrant Price"
shall initially be $303.48 per share; provided, that the Exercise Price shall be adjusted and readjusted from time to time as provided in Section 3 and the Warrant Price shall be adjusted and readjusted from time to time as provided in
Section 3.1(b).

                                  (b)      From and after March 22, 2000, the
         Exercise Price and the Warrant Price shall each be increased daily at a rate of 25% per annum, compounded annually.

                          3.2.    Treatment of Stock Dividends.  If, after the
date hereof, the Company shall declare or pay any dividend on the Class A Common Stock payable in Class A Common Stock, then, and in each such case, the Exercise Price in effect immediately after the close of business on the record date for the determination of holders entitled to receive such dividend, shall be reduced by multiplying such Exercise Price by a fraction (a) the numerator of which shall be the number of shares of Class A Common Stock outstanding at the close of business on such record date and (b) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

                          3.3.    Adjustments for Stock-Splits, Combinations.
If, after the date hereof, the outstanding shares of Class A Common Stock shall be subdivided into a greater number of shares of Class A Common Stock or combined into a smaller number of shares of Class A Common Stock by stock split, combination, reclassification or otherwise, the Exercise Price in effect immediately prior to such subdivision or combination shall, concurrently with the effectiveness of such subdivision or combination, be proportionately reduced or increased.

                          3.4.    Minimum Adjustment of Warrant Price.  If the
amount of any adjustment of the Exercise Price required pursuant to Sections
3.2 or 3.3 would be less than one percent (1%) of the Exercise Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one percent (1%) of such Exercise Price, provided, that all such adjustments required pursuant to Sections 3.2 and 3.3 and carried forward under this Section 3.4 shall be made upon (and in connection with) any exercise of the Warrant.

                          3.5.    Form of Warrants.  Irrespective of any
adjustments in the Exercise Price or the number of shares of Class A Common Stock purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant initially issued.

                 4.       Consolidation, Merger, etc.

                          If, after the date hereof, the Company shall

                                  (a)      consolidate with or merge into any
         other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or

                                  (b)      permit any other Person to
         consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Class A Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or

                                  (c)      effect a capital reorganization or
         reclassification of the Class A Common Stock

(other than (i) a Qualified Sale Event or (ii) in the cases for which an adjustment has been or is to be made pursuant to Section 3), then proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the holder of this Warrant, upon the exercise hereof after the consummation of such transaction, shall be entitled to receive, in lieu of the Class A Common Stock issuable upon such exercise, the kind and amount of securities, cash or other property to which such holder would actually have been entitled upon such consummation if such holder had exercised the rights represented by this Warrant in full (giving effect to the payment of the aggregate Exercise Price) immediately prior thereto.

                 5. Certain Covenants. The Company (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such reasonable action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding.

                 6. Accountants' Report as to Adjustments. Upon the occurrence of any event requiring adjustment or readjustment in the Exercise Price (other than by operation of Section 3.1(b)) or the shares of Class A Common Stock issuable upon the exercise of this Warrant, the Company will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by a majority of the Disinterested Directors to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based. The Company will promptly mail a copy of each such report to the Holder.

                 7.       Restrictions on Transfer.

                          (a) Legends. Each Warrant shall be stamped or otherwise imprinted with a legend in substantially the form set forth hereon. Each certificate for shares of Class A Common Stock issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Class A Common Stock, shall be stamped or otherwise imprinted with a legend in substantially the form set forth in Section 2.3 of the Stockholders Agreement.

                          (b) No Transfer. Neither this Warrant nor any interest herein may be directly or indirectly transferred or assigned by the Holder other than to Ronald W. Burkle or a Controlling Stockholder controlled by Ronald W. Burkle and, the equity holders of which consist solely of Ronald W. Burkle and Yucaipa Individuals.

                 8. Reservation of Stock, etc. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Class A Common Stock from time to time issuable upon exercise of this Warrant. All shares of Class A Common Stock issuable upon exercise of this Warrant shall be duly authorized and, when issued upon such exercise in accordance with the terms hereof, shall be validly issued and fully paid and nonassessable with no liability on the part of the holders thereof.

                 9.       Ownership and Transfer.

                          9.1.    Ownership of Warrants.  The Company shall
treat the person in whose name any Warrant is registered on the register kept at the office of the Company maintained pursuant to Section 9.2(a) as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary.

                          9.2.    Office; Transfer and Exchange of Warrants.

                                  (a)      The Company will maintain an office
         at 333 N. Northwest Avenue, Northlake, Illinois 60164, until such time as the Company shall notify the Holder of the Warrant of any change of location of such office.

                                  (b)      Subject to Section 7, upon the
         surrender of any Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 9.2(a), the Company will execute and deliver to or upon the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Class A Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

                 10. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

                 11. Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Warrant shall be in writing and shall be personally served or delivered by a reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed (a) if to any holder of any Warrant, at the registered address of such holder as set forth in the register kept at the principal office of the Company, or (b) if to the Company, to the attention of its Chief Executive Officer at its office maintained pursuant to Section 9.2(a), provided that the exercise of any Warrant shall be effective only in the manner provided in
Section 2. Notice shall be deemed given on the date of service or confirmation of receipt of transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following delivery of such notice to a reputable air courier service.

                 12. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. THIS WARRANT SHALL BE GOVERNED BY, INTERPRETED UNDER, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW PROVISIONS THEREOF. Titles and headings of sections of this Warrant are for convenience only and shall not affect the construction of any provision of this Warrant.

                 13. Expiration. The right to exercise this Warrant shall expire at 5:00 P.M., New York City time, on the Expiration Date.



                                        DOMINICK'S SUPERMARKETS, INC.



                                        By:  /s/ Mark A. Resnik
                                           ------------------------------------
                                        Name:      Mark A. Resnik
                                        Title:     Vice President

                              FORM OF SUBSCRIPTION

                 [To be executed only upon exercise of Warrant]


To:  DOMINICK'S SUPERMARKETS, INC.

                 The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, ____* shares of Class A Common Stock of DOMINICK'S SUPERMARKETS, INC. and requests that the certificates for such shares be issued in the name of, and delivered to the undersigned, whose address is set forth below. In payment therefor, the Company may withhold therefrom, and the undersigned holder hereby surrenders its right to, that number of shares of Class A Common Stock with an aggregate Market Price as of the date of exercise equal to the aggregate Exercise Price for the shares designated for purchase in the preceding sentence.


Dated:
                                        _______________________________________
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of Warrant)



                                        ________________________________________
                                        (Street Address)


                                        ________________________________________
                                        (City) (State) (Zip Code)





__________________________________

* Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case after making any adjustment for additional shares of Class A Common Stock which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

                         DOMINICK'S SUPERMARKETS, INC.

               AMENDMENT TO CLASS A COMMON STOCK PURCHASE WARRANT


                 This AMENDMENT TO CLASS A COMMON STOCK PURCHASE WARRANT, dated as of October ___, 1996, between Dominick's Supermarkets, Inc., a Delaware corporation (the "Company"), and The Yucaipa Companies, a California general partnership ("Yucaipa"), amends that certain Class A Common Stock Purchase Warrant No. W-1 dated as of March 22, 1995 of the Company entitling Yucaipa to purchase 264,688 shares (subject to adjustment) of Class A Common Stock of the Company (the "Warrant"). Capitalized terms used herein without definition shall have the meanings assigned to them in the Warrant.

                 WHEREAS, the parties hereto have entered into the Warrant and desire to amend certain provisions thereof, as more fully described herein;

                 NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

                 1. Manner of Exercise. Section 2.1 of the Warrant shall be amended to read in its entirety as follows:

                          2.1. Manner of Exercise. Subject to the foregoing, this Warrant may be exercised by the Holder hereof, in whole or in part, during normal business hours on any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized to be closed (a "Business Day"), by surrender of this Warrant to the Company at its office maintained pursuant to Section 9.2, accompanied by a subscription in substantially the form attached to this Warrant (or a reasonable facsimile thereof), duly executed by such Holder. Payment of the aggregate Exercise Price of the number of shares of Class A Common Stock designated in such subscription may be made, at the Holder's option, either (i) in cash or by certified or bank check in the amount of the aggregate Exercise Price at the office of the Company designated for such purpose or by wire transfer of immediately available funds in the amount of such aggregate Exercise Price to an account designated by the Company or (ii) by the Company withholding therefrom that number of shares of Class A Common Stock with an aggregate Market Price as of the date of exercise equal to such aggregate Exercise Price.

                 2. When Exercise Effective. Section 2.2 of the Warrant shall be amended to read in its entirety as follows:

                          2.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant and the accompanying subscription shall have been duly surrendered to the Company as provided in Section 2.1, and at such time the Holder shall be deemed to have become the holder or holders of record of a number of shares of Class A Common Stock equal to (a) in the case of "cash exercise" pursuant to clause (i) of Section 2.1, the number of shares designated in such subscription or (b) in the case of "cashless exercise" pursuant to clause (ii) Section 2.1, the number of shares designated in such subscription less the number of shares withheld by the Company as payment therefor.

                 3. Form of Subscription. The sole paragraph of the Form of Subscription attached to the Warrant shall be amended to read in its entirety as follows:

                          The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, _______* shares of Class A Common Stock of DOMINICK'S SUPERMARKETS, INC. and requests that the certificates for such shares be issued in the name of, and delivered to the undersigned, whose address is set forth below. In payment therefor, the undersigned registered holder elects (check one):

         [ ] the "cash exercise" pursuant to clause (i) of Section 2.1 of the Warrant, and the undersigned registered holder herewith tenders payment for such shares to the order of DOMINICK'S SUPERMARKETS, INC. in the amount of $__________ in accordance with the terms of the Warrant; or

         [ ] the "cashless exercise" pursuant to clause (ii) of Section 2.1 of the Warrant, and the undersigned registered holder hereby surrenders its right to, and authorizes the Company to withhold therefrom, that number of shares of Class A Common Stock with an aggregate Market Price as of the date of exercise equal to the aggregate Exercise Price for the shares designated for the purchase in the preceding sentence.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Class A Common Stock Purchase Agreement to be duly executed and delivered as of the day and year first above written.

                                        DOMINICK'S SUPERMARKETS, INC.


                                        By:_____________________________________
                                        Name:   Robert A. Mariano
                                        Title:  President and Chief Executive
                                                Officer




                                        THE YUCAIPA COMPANIES


                                        By:_____________________________________
                                        Name:
                                        Title:  General Partner